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                                                                    EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated July 21, 2000 (except
Note 12, as to which the date is October 13, 2000) in the Post-Effective Amendment No. 4 to the Registration Statement on Form SB-2 and related Prospectus of Cortex Pharmaceuticals, Inc. for the registration of shares of its common stock.


                                         /s/ Ernst & Young LLP
                                             ERNST & YOUNG LLP


San Diego, California
October 27, 2000